                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material under Rule 14a-12

                           Cypress Bioscience, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


1.   Title of each class of securities to which transaction applies:


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2.   Aggregate number of securities to which transaction applies:


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3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set Forth the amount on which the filing fee is calculated and state how it was determined):


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4.   Proposed maximum aggregate value of transaction:


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5.   Total fee paid:


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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.   Amount Previously Paid:

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7.   Form, Schedule or Registration Statement No.:

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8.   Filing Party:

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9.   Date Filed:

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

                      [LOGO OF CYPRESS BIOSCIENCE, INC.]


                           CYPRESS BIOSCIENCE, INC.

                        4350 Executive Drive, Suite 325
                              San Diego, CA 92121

                   Notice of Special Meeting of Stockholders
                        To be Held on February 28, 2001

TO THE STOCKHOLDERS OF CYPRESS BIOSCIENCE, INC.:

     Notice Is Hereby Given that a Special Meeting of Stockholders of Cypress Bioscience, Inc., a Delaware corporation (the "Company"), will be held on February 28, 2001 at 9:00 a.m. local time at 4350 Executive Drive, Suite 325, San Diego, California 92121 for the following purposes:

1. To approve a series of amendments to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect, at any time prior to the 2002 Annual Meeting of Stockholders, a reverse stock split of the Company's Common Stock whereby each outstanding 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of Common Stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors.

2. To approve an amendment to the 2000 Equity Incentive Plan, as amended (the "Plan"), to approve a provision whereby the total number of shares reserved for issuance under the Plan and the 1996 Equity Incentive Plan, in the aggregate, is increased quarterly such that the number equals 21.1% of the number of shares of the Company's Common Stock issued and outstanding and to increase the number of shares that may be issued to any employee in a calendar year to 2,500,000 shares.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on January 23, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        Jay D. Kranzler,
                                        Chief Executive Officer, President and
                                        Secretary

San Diego, California
February 5, 2001

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      All Stockholders are cordially invited to attend the meeting in person.
Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.
--------------------------------------------------------------------------------

                           CYPRESS BIOSCIENCE, INC.
                        4350 Executive Drive, Suite 325
                              San Diego, CA 92121

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF STOCKHOLDERS

                               February 28, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Cypress Bioscience, Inc., a Delaware corporation ("Cypress" or the "Company"), for use at the Special Meeting of Stockholders to be held on February 28, 2001 at 9:00 a.m. local time (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at 4350 Executive Drive, Suite 325, San Diego, California 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about February 5, 2001 to all stockholders entitled to vote at the Special Meeting.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail will be supplemented through the use of D.F. King, a proxy solicitation firm. It may also be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King will be paid its customary fee, estimated to be about $10,000, if it renders solicitation services.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on January 23, 2001 will be entitled to notice of and to vote at the Special Meeting. At the close of business on January 23, 2001 the Company had outstanding and entitled to vote 48,844,997 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. With respect to Proposal 2, broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 1, abstentions and broker non-votes will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4350 Executive Drive, Suite 325, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                  Proposal 1

                      Amendments to Amended and Restated
   Certificate of Incorporation, as amended, to effect a Reverse Stock Split

Background

     In 1998 and 1999, the stockholders of the Company approved a proposal that provided the Board of Directors with the ability to implement a reverse stock split meeting within certain ranges at any time prior to the Company's 1999 and 2000 Annual Stockholders Meeting, respectively. The Board of Directors, after consideration of many factors, including the existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock, determined that effecting a reverse stock split during these times was not in the best interests of the stockholders. However, the Board of Directors has determined that a reverse stock split may still be in the best interests of the Company and the stockholders. As a result, on December 18, 2000, the Board of Directors considered and unanimously adopted resolutions authorizing a series of proposed amendments to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), to effect, at any time prior to the Company's 2002 Annual Meeting of Stockholders in the discretion of the Board pursuant to Section 242(c) of the Delaware General Corporation Law, one of a series of reverse stock splits of the Company's Common Stock. Under these amendments each outstanding 5, 6, 7, 8, 9 or 10 shares, would be combined, converted and changed into one share of Common Stock (the "Reverse Stock Splits") with the effectiveness of one of such amendments and the abandonment of the other Reverse Stock Splits amendments, or the abandonment of all of such amendments, to be determined by the Board. This decision has become even more timely in light of the recent notice that the Company has received from Nasdaq relating to the potential delisting of the Company's Common Stock from The Nasdaq SmallCap Market, as further discussed below under "Reasons for the Effective Reverse Stock Split."

     If the Board determines to effect one of the Reverse Stock Splits (the "Effective Reverse Stock Split") by filing the applicable amendment with the Secretary of State of the State of Delaware, all other amendments shall be abandoned. Approval of the Reverse Stock Splits will authorize the Board in its discretion to effectuate the Effective Reverse Stock Split in any of the following ratios: 1:5, 1:6, 1:7, 1:8, 1:9 or 1:10, or to not effect any of the Reverse Stock Splits. The Board believes that stockholder approval of selected exchange ratios within an exchange ratio range (as opposed to approval of a specified exchange ratio) the Board with maximum flexibility to achieve the purposes of the Effective Reverse Stock Split and, therefore, is in the best interests of the Company and its stockholders. See "Reasons for the Effective Reverse Stock Split" below.

     If the Reverse Stock Splits are approved by the stockholders and following such approval the Board determines an Effective Reverse Stock Split is in the best interest of the Company and its stockholders, the Restated Certificate of Incorporation would be amended accordingly. The text of the

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

form of amendments to the Restated Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split, are set forth in Appendix A-1 through A-6 to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Effective Reverse Stock Split.

Reasons for the Effective Reverse Stock Split

     The Board believes that the Effective Reverse Stock Split may be desirable for a number of reasons. First, the Board believes that the Effective Reverse Stock Split may allow the Company to avoid having its Common Stock delisted from the The Nasdaq SmallCap Market. Second, the Board believes that the Effective Reverse Stock Split could improve the Company's ability to raise new capital. Third, the Board believes that the Effective Reverse Stock Split could improve the marketability and liquidity of the Company's Common Stock.

     On December 28, 2000, the Company received a notice from Nasdaq indicating that the Company's Common Stock had failed to maintain a minimum bid price of $1.00 over the last 30 consecutive trading days. Under the rules of the NASD the Company has 90 calendar days, or until March 28, 2001, to comply with the continued listing requirements. The rules further state that compliance can be achieved by maintaining the bid price of the Company's Common Stock of at least $1.00 for a minimum of 10 consecutive trading days. However, if the Company is unable to demonstrate compliance on or before March 28, 2001, the Company will be provided with written notification that its Common Stock will be delisted. At that time, the Company would have the opportunity to appeal the decision to a Nasdaq Listing Qualifications Panel.

     It is possible that, even if the Company implements the Effective Reverse Stock Split, it may not be able to prevent Nasdaq from delisting its Common Stock from The Nasdaq SmallCap Market. The Board believes however, that the Effective Reverse Stock Split would enhance the Company's ability to prevent its stock from being delisted. The Company's Common Stock is currently traded in the over-the-counter market and is quoted on The Nasdaq SmallCap Market under the symbol "CYPB." During the period from June 30, 2000 to January 23, 2001, the closing sales price per share of the Company's Common Stock ranged from a high of $2.031 to a low of $0.44. The closing sales price on January 23, 2001 was $0.69. There are several requirements that the Company must meet in order to maintain its listing on The Nasdaq SmallCap Market, one of which is that the Company's Common Stock have a minimum market price of $1.00. As mentioned, above, the Company has been notified by Nasdaq that it has failed to maintain the $1.00 minimum bid price. The Board believes that the Company currently is able to satisfy all of The Nasdaq SmallCap Market listing requirements except the $1.00 minimum market price requirement. Although there is no assurance that the Company will be able to satisfy The Nasdaq SmallCap Market listing requirements in order to prevent the Company's Common Stock from being delisted from the The Nasdaq SmallCap Market, the Board believes that the Effective Reverse Stock Split, when implemented within the proposed exchange ratio, will result in the market price of the Company's Common Stock rising to the level necessary to satisfy the $1.00 minimum market price continued listing requirement.

 The Company will require additional sources of capital to fund its existing and future research and product development efforts and to fund continuing operations. In meetings with its financial advisors, the Company has been advised that an increase in per share value of the Common Stock, that the Company expects as a consequence of the Effective Reverse Stock Split, may enhance the attractiveness of the Common Stock for certain segments of the investing public and broaden the investor pool from which the Company might be able to obtain additional financing. For example, because of the trading volatility often associated with low-priced stocks, as a matter of policy many institutional investors are

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

prohibited from purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks. The reduction in the number of outstanding shares of Common Stock caused by the Effective Reverse Stock Split is anticipated initially to increase proportionally the per share market price of the Common Stock. However, because some investors may view the Effective Reverse Stock Split negatively in that it reduces the number of shares available in the public market, there is no assurance that the market price of the Common Stock would reflect proportionately the Effective Reverse Stock Split, or that the price, if it does rise proportionally, would be sustained in the future.

     The Board also believes that the increased market price of the Common Stock expected as a result of the Effective Reverse Stock Split would improve the marketability and liquidity of the Common Stock and would encourage interest and trading in the Common Stock. As previously noted, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, it should be noted that the Effective Reverse Split will decrease the total number of shares outstanding, which may impact the Company's liquidity. If the Effective Reverse Stock Split is implemented, however, holders of fewer than 100 shares of Common Stock after the Effective Reverse Stock Split is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of Common Stock. The Board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board Discretion to Implement Effective Reverse Stock Split

     If the Reverse Stock Splits are approved by the stockholders of the Company at the Special Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by the Board that one of the Reverse Stock Splits (with an exchange ratio determined by the Board as described above) is in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including meeting the listing requirements for The Nasdaq SmallCap Market, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, as was the case with the approval by the stockholders at the 1998 and 1999 Annual Meetings, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect any of the Reverse Stock Splits prior to the 2002 Annual Meeting of Stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the Reverse Stock Splits prior to the 2002 Annual Meeting of Stockholders, stockholder approval again would be required prior to implementing any reverse stock split.

Effects of the Effective Reverse Stock Split on Registration and Voting Rights

     The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act. After the Effective Reverse Stock Split, the Common Stock would continue to be reported on The Nasdaq SmallCap Market under the symbol "CYPB" (although

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

Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).

     Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Effective Reverse Stock Split. Although the Effective Reverse Stock Split would not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock would not be reduced and would increase significantly the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the Effective Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Effective Reverse Stock Split).

Effect of the Effective Reverse Stock Split on the Authorized but Unissued Shares of Common Stock

     In addition, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Effective Reverse Stock Split. For example, based on the 48,844,997 shares of Common Stock outstanding on December 31, 2000, and the 75,000,000 shares of Common Stock that are authorized under the Restated Certificate of Incorporation, a one-for-eight reverse stock split would have the effect of increasing the number of authorized but unissued shares of Common Stock from 26,155,003 to 68,894,375. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Restated Certificate of Incorporation or Bylaws.

Effect of the Effective Reverse Stock Split on Stock Options, Warrants and Par Value

     The Effective Reverse Stock Split would reduce the number of shares of Common Stock available for issuance under the Company's 1996 Equity Incentive Plan (the "1996 Plan") and the 2000 Equity Incentive Plan, as amended, (the "Incentive Plan") in proportion to the exchange ratio of the Effective Reverse Stock Split. The number of shares of Common Stock currently authorized for issuance under the 1996 Plan is 10,000,000 (prior to giving effect to the Effective Reverse Stock Split) and the number of shares of Common Stock currently authorized for issuance under the Incentive Plan is 3,000,000 (prior to giving effect to the Effective Reverse Stock Split). The par value of the Company's Common Stock and Preferred Stock would remain at $0.02 per share following the effective time of the Effective Reverse Stock Split, while the number of shares of Common Stock issued and outstanding would be reduced.

     The Company also has outstanding certain stock options and warrants to purchase shares of Common Stock. Under the terms of the outstanding stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In addition, the Company also has outstanding 7% Convertible Debentures, maturity date of March 31, 2001 (the "Convertible Debentures"). Under the terms of the Convertible Debentures, the Effective Reverse Stock Split will effect a proportionate increase in the conversion price of the Convertible Debentures. In connection with the Effective Reverse Stock Split, the number of shares of Common Stock

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


issuable upon exercise or conversion of outstanding stock options, warrants and Convertible Debentures will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

Effective Date

     The Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing (the "Effective Date") of a Certificate of Amendment to the Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board within the limits set forth in this Proposal.

Payment for Fractional Shares

     No fractional shares of Common Stock would be issued as a result of the Effective Reverse Stock Split. In lieu of any such fractional share interest, each holder of Common Stock who as a result of the Effective Reverse Stock Split would otherwise receive a fractional share of Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Common Stock on the Effective Date as reported on The Nasdaq SmallCap Market by (ii) the number of shares of Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. Such amount would be issued to such holder in the form of a check in accordance with the exchange procedures outlined under "Exchange of Stock Certificates," below.

Exchange of Stock Certificates

     Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Common Stock will receive from American Stock Transfer & Trust Company, as the Company's exchange agent (the "Exchange Agent") for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate which prior to the Effective Reverse Stock Split represented shares of Common Stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock. Until surrendered as contemplated herein, each certificate which immediately prior to the Effective Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of Common Stock contemplated by the preceding sentence.

     No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to approval of the Effective Reverse Stock Split represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of

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

the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and
(iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

     Under Delaware law, stockholders of the Company would not be entitled to appraisal rights with respect to the Effective Reverse Stock Split.

Material Federal U.S. Income Tax Consequences of the Effective Reverse Stock
Split

     A summary of the material U.S. federal income tax consequences of the proposed Effective Reverse Stock Split on the Company and to individual stockholders is set forth below. The following discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences described in this summary. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Effective Reverse Stock Split. In addition, the Company has not and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Effective Reverse Stock Split. Moreover, certain holders may be subject to different tax treatment due to their particular circumstances. Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed Effective Reverse Stock Split on them under applicable federal, state, local and Foreign Income tax laws.

     It is intended that the Effective Reverse Stock Split would constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. Assuming that the Effective Reverse Stock Split qualifies as a reorganization, the following federal income tax consequences should result:

     1. Stockholders will generally not recognize any gain or loss as a result of the Effective Reverse Stock Split except to the extent a stockholder receives cash instead of a fractional share. To the extent a stockholder receives cash instead of a fractional share, for tax purposes the stockholder will be deemed to have sold the fractional share to the Company. Although it is impossible to predict with certainty the tax consequences to any individual stockholder, in all probability, such stockholder will recognize a gain or loss as a result of the repurchase of a fractional share equal to the difference between (i) the stockholder's proportionate adjusted basis in such fractional share, and (ii) the cash amount received for such fractional share. Any gain will be treated as short-term capital gain taxable at a maximum federal income tax rate of 39.6% if the stockholder has held his shares for one year or less prior to the Effective Date, or long-term capital gain taxable at a maximum federal income tax rate of 20% if the stockholder has held his shares for more than one year prior to the Effective Date.

     2. The aggregate tax basis of the shares of Common Stock received by the stockholder in the Effective Reverse Stock Split would equal the aggregate tax basis of the shares of Common Stock held by the stockholder immediately prior to the Effective Date of the Effective Reverse Stock Split reduced by any basis allocated to a fractional share for which the stockholder receives cash. The stockholder will be able to "tack" the holding period of the Common Stock prior to the Effective Reverse Stock Split to the holding period of the Common Stock received by the stockholder as a result of the Effective Reverse Stock Split, provided that the shares of Common Stock were capital assets in the hands of the stockholder.

     3. The Company will not recognize gain or loss as a result of the Effective Reverse Stock Split.

Required Vote

     The affirmative vote of the holders of a majority of the shares of the Common Stock will be required to approve the Reverse Stock Splits and the amendment to the Restated Certificate of Incorporation to effect the Effective Reverse Stock Split. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                      The Board of Directors unanimously
                   recommends a vote In Favor Of Proposal 1

                                  Proposal 2

   Approval of the Amendments to the 2000 Equity Incentive Plan, as Amended.

     In May 2000, the Board of Directors of the Company (the "Board") adopted, and the stockholders subsequently approved, the Company's 2000 Equity Incentive Plan, as amended (the "Incentive Plan"). On December 18, 2000, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, whereby the total number of shares reserved for issuance under the Incentive Plan and the 1996 Plan, in the aggregate, is increased quarterly to equal 21.1% of the number of shares of the Company's Common Stock issued and outstanding as of the end of business on that day (rounded to the nearest whole number). The maximum number of shares issuable upon the exercise of incentive stock options shall not exceed seven million (7,000,000). The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. In addition, the Board has amended the Incentive Plan, subject to stockholder approval, to include a limitation providing that no employee may be granted options under the Incentive Plan during a calendar year to purchase in excess of two million five hundred thousand (2,500,000) shares of Common Stock ("Section 162(m) Limitation). Previously, there was a one million (1,000,000) share Section 162(m) Limitation.
Section 162(m) denies a deduction to any publicly-held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1 million for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). The amendment was required in order for the Company to be able to continue to deduct as a business expense certain compensation attributable to the exercise of stock options granted under the Incentive Plan.

     As of January 23, 2001, no awards had been granted under the Incentive Plan. All 3,000,000 shares remained available for future grant under the Incentive Plan.

     Stockholders are requested in this Proposal 2 to approve the amendments to the Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendments to the Incentive Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       The Board Of Directors Recommends
                        A Vote In Favor Of Proposal 2.

     The essential features of the Incentive Plan are outlined below:

General

     The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has not granted any stock options under the Incentive Plan.

Purpose

     The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

     The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

     The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The Board has also delegated to Dr. Kranzler, the Company's Chief Executive Officer, the power to grant options to non-officer employees consistent with established guidelines subject to the limitation that such grants not exceed options to purchase 250,000 shares between successive meetings of the Board of Directors.

     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension Incentive Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and

(v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under
Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Eligibility

     Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

     No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. Likewise, no restricted stock award may be granted under the Incentive Plan to any such 10% stockholder unless the exercise price is at least 100% of the fair market value of the stock subject to the award. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

     As proposed in this amendment, and subject to adjustments under the Incentive Plan, no employee may be granted options under the Incentive Plan exercisable for more than 2,500,000 shares of Common Stock during any calendar year.

Stock Subject to the Incentive Plan

     An aggregate of 3,000,000 shares of Common Stock is reserved for issuance under the Incentive Plan. In addition, on the last day of each calendar quarter, beginning with March 31, 2001 such share reserve shall increase, if necessary, in an amount so that the total number of shares reserved for issuance under the Incentive Plan and the 1996 Plan, in the aggregate, equals 21.1% of the number of shares of the Company's Common Stock issued and outstanding as of the end of business on that day (rounded to the nearest whole number of shares). The maximum number of shares issuable upon the exercise of incentive stock options shall not exceed seven million (7,000,000) shares. The Board, in its discretion, may designate a smaller number of shares of Common Stock to be added to the share reserve as of the end of a particular fiscal quarter. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again becomes available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan for awards other than incentive stock options.

Terms of Options

     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of January 23, 2001, the closing price of the Company's Common Stock as reported on The SmallCap Nasdaq Stock Market was $0.69 per share.

     The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Repricing. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

     Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by options granted in the future under the Incentive Plan will typically vest over four years with a one year cliff and vesting daily and ratably thereafter during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service") but also may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

     The option term generally is not extended in the event that exercise of the option within these periods is prohibited. Participant's option agreement also may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

Terms of Stock Bonuses and Purchases of Restricted Stock

     Payment. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment. The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

     Vesting. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

     Restrictions on Transfer. Rights under a stock bonus or restricted stock bonus agreement may be not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement, which is in the sole discretion of the Board.

Restrictions on Transfer

     The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable in certain limited instances. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

     Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards. In the event that the Effective Reverse Stock Split is implemented, the number of shares of Common Stock subject to options under the Incentive Plan will be reduced by dividing the stated number of shares subject to such options by 5, 6, 7, 8, 9 or 10, as applicable, and the exercise price for each outstanding option will be increased by multiplying the stated per share exercise price of 5, 6, 7, 8, 9, or 10 as applicable.

Effect of Certain Corporate Events

     The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, then all outstanding awards shall terminate prior to such event. The Incentive Plan further provides that, in the event of a sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("corporation transaction"), any surviving corporation shall assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under the Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a corporate transaction. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

     The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on May 3, 2010.

     The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

     If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

     Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

     Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

     Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and
(ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors", (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

New Plan Benefits

     As of the date of this proxy statement, no options have been granted under the Incentive Plan to (i) the Company's Chief Executive Officer and its three other most highly compensated executive officers at December 31, 2000, (ii) all executive officers as a group, (iii) all non-executive officer employees as a group, or (iv) all non-employee directors as a group.

                             Security Ownership Of

                   Certain Beneficial Owners And Management

     The following table sets forth information as of November 30, 2000 with respect to (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each director, (iii) the Company's Chief Executive Officer and its three other most highly compensated executive officers at November 30, 2000 and (iv) all directors and executive officers of the Company as a group. Except as set forth below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                                                          Amount and Nature of
                                                        Beneficial Ownership of       Percent of Class of
Beneficial Owner of Common Stock (1)                       Common Stock  (2)            Common Stock (2)
------------------------------------                       -----------------            ----------------
Paramount Capital Asset Management, Inc...............         14,276,185(3)                   29.3%
   787 Seventh Avenue, 44th Floor
   New York, NY 10019
Mark C. Rogers........................................            100,000(4)                      *
Jay D. Kranzler.......................................          3,565,027(5)                    6.9%
Sabrina Martucci Johnson..............................             47,401(6)                      *
R. Michael Gendreau...................................            396,442(7)                      *
Jack H. Vaughn........................................             85,000(8)                      *
Samuel D. Anderson....................................             97,353(9)                      *
David Golde...........................................             70,848(10)                     *
Larry J. Kessel.......................................            107,000(11)                     *
Carl Bobkoski.........................................              4,901(12)                     *
All Directors and Executive Officers as a                       4,473,972                       8.5%
   Group (9 persons)..................................

_______________________
*Less than one percent

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedule 13Ds filed with the Securities and Exchange Commission (the "Commission"). Except as shown otherwise in the table, the address of each stockholder listed is in care of the Company at 4350 Executive Drive, Suite 325, San Diego, California, 92121.

(2) Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable within 60 days of November 30, 2000 are deemed outstanding for computing the percentage of the person or entity holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Percentage of beneficial ownership is based upon 48,722,123 shares of the Company's Common Stock outstanding as of November 30, 2000.

(3) Dr. Lindsay A. Rosenwald is the sole shareholder of Paramount Capital Asset Management, Inc. ("Paramount Capital"). Paramount Capital is the general partner of Aries Domestic Fund, L.P., a limited partnership incorporated in Delaware ("Aries Domestic I & II") and the investment manager of The Aries Master Fund, a Cayman Islands trust ("The Aries Master Fund"). Of the

     14,276,185 shares of Common Stock indicated as beneficially held, Paramount Capital shares voting and dispositive power with the following persons or entities: Aries Domestic with respect to 4,194,390 of the shares; Aries Domestic II with respect to 337,613 of the shares; and The Aries Master Fund with respect to 9,744,182 of the shares.

(4) Dr. Mark Rogers is the President of Paramount Capital Investments. The amount excludes the number of shares held by Paramount Capital since Dr. Rogers does not have any voting or dispositive power of the shares held by Paramount Capital. Includes 100,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of November 30, 2000.

(5) Includes 3,285,651 shares of Common Stock issuable pursuant to options exercisable within 60 days of November 30, 2000. Also includes 24,998 shares of Common Stock held in Dr. Kranzler's name. Also includes 254,378 shares of Common Stock held by the Company's 401(k) plan for which Dr. Kranzler, as trustee of the 401(k) plan, has voting rights to such shares.

(6) Includes 47,401 shares of Common Stock issuable pursuant to options exercisable within 60 days of November 30, 2000.

(7) Includes 396,442 shares of Common Stock issuable pursuant to options exercisable within 60 days of November 30, 2000.

(8) Includes 85,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of November 30, 2000.

(9) Includes 72,353 shares of Common Stock issuable pursuant to options exercisable within 60 days of November 30, 2000. Also includes 25,000 shares of Common Stock held by Samuel D. Anderson as trustee of the Samuel and Mary Ann Anderson trust dated March 22, 1979.

(10) Includes 70,848 shares of Common Stock issuable pursuant to options exercisable within 60 days of November 30, 2000. Dr. Golde resigned from the Board, effective January 1, 2001.

(11) Includes 105,000 shares of Common Stock issuable pursuant to options or other rights exercisable within 60 days of November 30, 2000.

(12) Includes 100 shares held by Alex Bobkoski, 100 shares held by Betsy Bobkoski and 100 shares held by Catherine Bobkoski. Mr. Bobkoski resigned from the Company in August 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

               Compensation Of Directors And Executive Officers

Compensation of Directors

     Each non-employee director of the Company is entitled to receive between $12,000 and $24,000 per year for such person's service as a director. Mr. Vaughn received $12,000 in cash compensation for service as a director during fiscal year 2000. Messrs. Anderson, Golde, and Drs. Kessel and Rogers each received $24,000 in cash compensation for service as a director during fiscal year 2000. In addition, Mr. Vaughn is entitled to receive an option to purchase 10,000 shares of Common Stock of the Company upon each annual meeting of such non-employee director to the Board. Messrs. Anderson, Golde, and Drs. Kessel and Rogers received an option to purchase 100,000 shares of Common Stock of the Company upon their initial election to the Board and are not entitled to receive additional option grants upon any annual meeting. Directors who are employees of the Company do not receive any fee for their service as directors. None of the Company's directors receive any fees for their service on any committee of the Board. All of the Company's directors are reimbursed for their out-of-pocket travel and accommodation expenses incurred in connection with their service as directors of the Company.

Compensation of Executive Officers

     The following table sets forth all compensation awarded or paid to and earned by, the Chief Executive Officer of the Company during the fiscal years ended December 31, 2000, 1999 and 1998 as well as the two executive officers whose salary and bonus were in excess of $100,000 for services rendered to the Company during the years ended December 31, 2000, 1999 and 1998, and one former executive officer who departed from the Company in August, 2000 (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                                                                   Long-Term
                                                      Annual Compensation                        Compensation
                                           -----------------------------------------------------------------------------------
                                                                                          Shares               All Other
                                      Fiscal        Base                                Underlying           Compensation
  Name and Principal Position          Year       Salary($)         Bonus($)            Options(#)                ($)
------------------------------------------------------------------------------------------------------------------------------
Jay D. Kranzler, M.D., Ph.D.,          2000        $388,022         $264,000             1,000,000             $12,060(1)
    Chief Executive Officer,           1999         305,500          150,000                     -              12,800(2)
    Chief Financial Officer and        1998         277,000                -                     -              11,300(3)
    Chairman of the Board

Carl Bobkoski (4)                      2000        $145,217         $135,000                     -             $14,319(5)
    President, Chief Operating         1999         189,500                -               500,000              15,250(6)
    Officer and Corporate              1998               -                -                     -                   -
    Secretary

R. Michael Gendreau, M.D.              2000        $246,273         $125,000               125,000             $10,500(7)
    Executive Vice President,          1999         191,500           75,000                     -              10,000(8)
    Research and Development,          1998         167,400                -               150,000              10,000(9)
    Chief Medical Officer; and
    Chief Scientific Officer

Sabrina Martucci Johnson               2000        $101,013         $    300                37,500             $10,131(10)
    Vice President Marketing and       1999               -                -                     -                   -
    Sales                              1998               -                -                     -                   -

_____________

(1) Dr. Kranzler's salary was set at $427,000 per year, effective September 1, 2000. Includes $1,560 paid by the Company on behalf of Dr. Kranzler for life insurance premiums during 2000, and $10,500 of contributions made by the Company under its 401(k) plan.

(2) Includes $2,800 paid by the Company on behalf of Dr. Kranzler for life insurance premiums during 1999, and $10,000 of contributions made by the Company under its 401(k) plan.

(3) Includes $1,300 paid by the Company on behalf of Dr. Kranzler for life insurance premiums during 1998, and $10,000 of contributions made by the Company under its 401(k) plan.

(4)  Mr. Bobkoski resigned from the Company in August 2000.

(5) Includes $3,819 paid by the Company on behalf of Mr. Bobkoski for life insurance premiums during 2000, and $10,500 of contributions made by the Company under its 401(k) plan.

(6) Includes $5,250 paid by the Company on behalf of Mr. Bobkoski for long-term disability premiums during 1999, and $10,000 of contributions made by the Company under its 401(k) plan.

(7) Represents $10,500 in contributions made by the Company on behalf of Dr. Gendreau under its 401(k) plan during 2000.

(8) Represents $10,000 in contributions made by the Company on behalf of Dr. Gendreau under its 401(k) plan during 1999.

(9) Represents $10,000 in contributions made by the Company on behalf of Dr. Gendreau under its 401(k) plan.

(10) Represents $10,131 in contributions made by the Company on behalf of Ms. Johnson under its 401(k) plan.

             Stock Option Grants And Exercises In Last Fiscal Year

     The Company grants options to its executive officers under its 1996 Plan and its Incentive Plan. As of December 31, 2000, options to purchase a total of 5,918,392 shares were outstanding under the 1996 Plan, options to purchase 1,354,665 shares remained available for grant thereunder and 3,000,000 shares remained available for grant under the Incentive Plan. The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2000 to the Named Executive Officers:

                                                Individual Grants
                                -----------------------------------------------                         Potential Realizable
                                                  % of Total                                              Value at Assumed
                                                    Options                                             Annual Rates of Stock
                                    Shares        Granted to                                              Appreciation for
                                  Underlying      Employees in        Exercise                            Option Term($)(2)
                                   Options           Fiscal          Price Per     Expiration       ----------------------------
            Name                 Granted (#)       Year(%)(1)         Share($)        Date                5%            10%
---------------------------     --------------  ----------------    -----------   ------------      ------------    ------------
Jay Kranzler                    1,000,000 (3)           61%           $2.8125        1/26/10          1,771,875      4,471,875
R. Michael Gendreau               125,000 (3)            8%           $2.8125        1/26/10            221,484        558,984
Sabrina Martucci Johnson           37,500 (3)            2%           $  1.81         1/2/10             42,761        107,921

(1) Based upon options to purchase a total of 1,630,079 shares of Common Stock of the Company granted during the fiscal year 2000.

(2) The potential realizable value is based upon the assumption that the fair market value of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. Actual realizable value, if any, on stock option exercises is dependent on the future performance of the Common Stock and overall market conditions, as well as the option holder's continued employment through the vesting period.

(3) Such options vest ratably and daily over a four year period beginning on the date of grant.

                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year-End Option Values

     The following table sets forth certain information as of December 31, 2000, regarding options held by the Named Executive Officers. There were no stock appreciation rights outstanding at December 31, 2000.

                                                Number of Shares                 Value of Unexercised
                                         Underlying Unexercised Options          In-The-Money Options
                                                  at FY-End (#)                   as of FY-End ($)(1)
                                      ----------------------------------------------------------------------
                      Name                Exercisable     Unexercisable      Exercisable     Unexercisable
     -------------------------------------------------------------------------------------------------------
     Jay Kranzler, M.D., Ph.D.            3,276,659          776,110              $0              $0

     R. Michael Gendreau, M.D.              390,982          130,018              $0              $0

     Sabrina Martucci Johnson                45,665           41,835              $0              $0

_____________
(1) Calculation based upon $0.594, the closing sales price of the underlying shares of Common Stock as reported on The Nasdaq SmallCap Market on December 31, 2000, less exercise price. Since the exercise price is in excess of each of the exercise prices of the outstanding options, the value is $0.

                  Employment And Change Of Control Agreements

     Jay D. Kranzler, M.D., Ph.D., the Company's Chairman of the Board, Chief Executive Officer, and Chief Financial Officer had a base salary in 2000 of $388,022, and received a retention bonus of $264,000. In addition to his base salary and bonus, under his employment agreement, Dr. Kranzler was granted an option to purchase 3,025,327 shares of Common Stock of the Company (which amount represented 8% of the Company's Common Stock on a fully diluted basis on the date of grant) at an exercise price equal to $1.50 per share. The options vest 25% immediately upon grant and thereafter ratably and daily over a four year period subject to board approved company-wide stock option accelerations. In August 1997, Dr. Kranzler was granted an option to purchase 277,440 shares of the Company's Common Stock at an exercise price of $1.625 per share and vest 25% one year from the date of grant and thereafter ratably and daily over a four year period. On January 27, 2000 Dr. Kranzler was granted an option to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $2.8125 per share and vest ratably and daily over a four-year period. As of January 29, 2001, options to purchase 3,497,832 shares of Common Stock had vested. In January 2001, the Company amended its Employment Agreement with Dr. Kranzler. Pursuant to the amendment, Dr. Kranzler's salary is set at $427,000, effective September 1, 2000. In addition, in the event that Dr. Kranzler is terminated, Dr. Kranzler is entitled to severance payments equal to his base salary. The severance payments will be pro-rated in the event Dr. Kranzler is terminated prior to August 31, 2001 based on the number of months he has served as the Company's Chief Executive Officer from September 1, 2000 until the date of termination. In the event Dr. Kranzler is replaced as the Company's Chief Executive Officer, Dr. Kranzler may elect to continue in the position of executive Chairman of the Board, devoting up to 50% of his time capacity to such position, at a pro-rated salary until December 31, 2003. As an alternative, Dr. Kranzler may elect to act solely as a non-executive Chairman of the Board, with no time commitment to the Company beyond acting as Chairman, and if he makes such election, Dr. Kranzler's salary shall be reduced to 25% of his base salary until December 31, 2003. Dr. Kranzler will receive this reduced compensation, based on which election he makes through December 31, 2003, even if Dr. Kranzler resigns as Chairman or Director of the Company and no longer devotes any time to the Company. In addition, in the event that Dr. Kranzler is terminated without cause, the consummation of a merger, consolidation, corporate reorganization or acquisition of all or substantially all of the assets of the Company that does not provide for Dr. Kranzler to assume the duties of the Chief Executive Officer, any demotion or removal of Dr. Kranzler from the position of Chief Executive Officer, then the vesting of all of Dr. Kranzler's outstanding options will be accelerated and all his options will be immediately exercisable.

     In April 1996, the Company entered into an employment agreement with Dr. R. Michael Gendreau, the Company's Executive Vice President, Research and Development, Chief Scientific Officer and Chief Medical Officer, whereby Dr. Gendreau's annual compensation consisted of a base salary of $149.000. During 2000, Dr. Michael Gendreau received a base salary of $246,273 and a retention bonus of $125,000, to be credited against any severance payments due to Dr. Gendreau in the future if he is terminated without cause. In April 1996 the Company also granted Dr. Gendreau options to purchase up to 125,000 shares of the Company's Common Stock at an exercise price of $2.019 per share. On January 1, 1998, Dr. Gendreau was granted an option to purchase 50,000 shares of Common Stock of the Company at an exercise price of $1.4375 per share and on August 10, 1998 he was granted an additional option to purchase 100,000 shares of the Company's Common Stock at an exercise price of $2.3438 per share which vest 25% after one year upon grant and thereafter ratably and daily over a three year period. On January 27, 2000 Dr. Gendreau was granted an option to purchase 125,000 shares of the Company's Common Stock at an exercise price of $2.8125 per share which vest ratably and daily over a four-year period. As of January 29, 2001, options to purchase a total of 396,442 shares of Common Stock had vested. In the event that Dr. Gendreau's employment with the Company is terminated by the Company without cause due to a corporate merger or acquisition, Dr. Gendreau will receive a six-month salary severance.

     In February 1999, the Company entered into an employment agreement with Carl F. Bobkoski, the Company's former President, Chief Operating Officer and Corporate Secretary. Mr. Bobkoski resigned from the Company in August 2000. During 2000 Mr. Bobkoski was paid $145,217 in base salary through August 2000. In addition, in January 2000 Mr. Bobkoski was paid a retention bonus of $135,000, to be credited against any severance payments that he may have been entitled to in the future if he was terminated without cause. Mr. Bobkoski was not paid any severance in connection with his resignation.


Employee Benefit Plans

     In addition to the Incentive Plan, the Company maintains the following employee benefit plans.

401(k) Plan Matching Contributions

     On June 24, 1994, the Board approved a 401(k) matching contribution for all 401(k) plan participants. The matching contribution is equal to 100% of a participant's contributions to the plan each year. The match is made in the form of Common Stock of the Company. Matching contributions are subject to a vesting schedule based on years of service with the Company. The participants are not eligible to sell or vote the shares of the Company's Common Stock until such time as they leave the employment of the Company.

1996 Equity Incentive Plan

     In January 1996, the Company adopted the 1996 Plan. The purpose of the 1996 Plan is to assist the Company in attracting the services of new officers, employees and consultants and retaining the services of current officers, employees and consultants. The 1996 Plan provides a means by which selected officers, employees and consultants of the Company are given an opportunity to purchase stock in the Company. The 1996 Plan provides for the grant of both incentive and nonqualified stock options. Incentive stock options are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonqualified stock options granted under the 1991 Plan are intended not to qualify as incentive stock options under the Code. The maximum number of shares of Common Stock that may be issued under the 1996 Plan is 10,000,000. As of December 31, all of the Company's employees were eligible to participate in the 1996 Plan.

     Under the 1996 Plan, the Board or Compensation Committee may provide for the grant of stock options to eligible employees. The Board or Compensation Committee determines certain provisions of each option granted, including the number of shares to be granted to each person and the time such option may be exercised. The exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of the option grant. The exercise price of nonqualified stock options may not be less than 85% of the fair market value of the Common Stock on the date of grant. Such options generally vest over 48 months. From time to time the Company has granted options having alternative vesting schedules for specified business purposes.

                Certain Relationships And Related Transactions

     Dr. Mark Rogers, appointed as director of the Company in January 2000, is the President of Paramount Capital Investments. As of November 30, 2000, Paramount Capital Investments held approximately 29.3% of the Company's Common Stock.

     The Company has also entered into an employment agreement with two of its executive officers, as described under the caption "Management - Employment Agreements." The Company has granted stock options to certain directors and executive officers of the Company. See "Management - Executive Compensation."

     Pursuant to a Consulting Agreement between the Company and Dr. Kessel dated October 28, 1999, Dr. Kessel agreed to spend on average three days per month working on the Company's behalf on clinical, sales and marketing issues, at $4,000 per month. As of December 31, 2000, the Company had paid $52,000 to Dr. Kessel under such agreement.

     The Company's Bylaws provide that the company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under it bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person who it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers and currently maintains directors and officers insurance coverage.


                                 Other Matters

     The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                   By Order of the Board of Directors

                                   /s/ Jay D. Kranzler

                                   Jay D. Kranzler,
                                   Chief Executive Officer, President and
                                   Secretary

February 5, 2001

                                 APPENDIX A-1

                           CERTIFICATE OF AMENDMENT
                            OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                          OF CYPRESS BIOSCIENCE, INC.

     Cypress Bioscience, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:    The name of the Corporation is Cypress Bioscience, Inc.

     SECOND:   The date on which the Corporation's Amended and Restated
Certificate of Incorporation was filed with the Delaware Secretary of State is April 18, 1996.

     THIRD:    The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000, 60,000,000 of which shall be shares of one class of Common Stock, par value $.02 per share, and 15,000,000 of which shall be shares of Preferred Stock, $.02 par value per share ("Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each five (5) shares of the Corporation's Common Stock, par value $.02 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.02 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

     FOURTH:   This Certificate of Amendment of Amended and Restated Certificate
of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was ______ shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Cypress Bioscience, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of ___________, 2001.

                                        CYPRESS BIOSCIENCE, INC.


                                        _____________________________
                                        Jay D. Kranzler, M.D., Ph.D.
                                        Chief Executive Officer

                                 APPENDIX A-2

                           CERTIFICATE OF AMENDMENT
                            OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                          OF CYPRESS BIOSCIENCE, INC.

     Cypress Bioscience, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:    The name of the Corporation is Cypress Bioscience, Inc.

     SECOND:   The date on which the Corporation's Amended and Restated
Certificate of Incorporation was filed with the Delaware Secretary of State is April 18, 1996.

     THIRD:    The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000, 60,000,000 of which shall be shares of one class of Common Stock, par value $.02 per share, and 15,000,000 of which shall be shares of Preferred Stock, $.02 par value per share ("Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each six (6) shares of the Corporation's Common Stock, par value $.02 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.02 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

     FOURTH:   This Certificate of Amendment of Amended and Restated Certificate
of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was ______ shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Cypress Bioscience, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of ___________, 2001.

                                             CYPRESS BIOSCIENCE, INC.


                                             _______________________________
                                             Jay D. Kranzler, M.D., Ph.D.
                                             Chief Executive Officer

                                 APPENDIX A-3

                           CERTIFICATE OF AMENDMENT
                            OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                          OF CYPRESS BIOSCIENCE, INC.

     Cypress Bioscience, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:    The name of the Corporation is Cypress Bioscience, Inc.

     SECOND:   The date on which the Corporation's Amended and Restated
Certificate of Incorporation was filed with the Delaware Secretary of State is April 18, 1996.

     THIRD:    The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000, 60,000,000 of which shall be shares of one class of Common Stock, par value $.02 per share, and 15,000,000 of which shall be shares of Preferred Stock, $.02 par value per share ("Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each seven (7) shares of the Corporation's Common Stock, par value $.02 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.02 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

     FOURTH:   This Certificate of Amendment of Amended and Restated Certificate
of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was ______ shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Cypress Bioscience, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of ___________, 2001.

                                             CYPRESS BIOSCIENCE, INC.


                                             _________________________________
                                             Jay D. Kranzler, M.D., Ph.D.
                                             Chief Executive Officer

                                 APPENDIX A-4

                           CERTIFICATE OF AMENDMENT
                            OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                          OF CYPRESS BIOSCIENCE, INC.

     Cypress Bioscience, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:    The name of the Corporation is Cypress Bioscience, Inc.

     SECOND:   The date on which the Corporation's Amended and Restated
Certificate of Incorporation was filed with the Delaware Secretary of State is April 18, 1996.

     THIRD:    The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000, 60,000,000 of which shall be shares of one class of Common Stock, par value $.02 per share, and 15,000,000 of which shall be shares of Preferred Stock, $.02 par value per share ("Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each eight (8) shares of the Corporation's Common Stock, par value $.02 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.02 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

     FOURTH:   This Certificate of Amendment of Amended and Restated Certificate
of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was ______ shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Cypress Bioscience, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of ___________, 2001.

                                             CYPRESS BIOSCIENCE, INC.


                                             __________________________________
                                             Jay D. Kranzler, M.D., Ph.D.
                                             Chief Executive Officer

                                 APPENDIX A-5

                           CERTIFICATE OF AMENDMENT
                            OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                          OF CYPRESS BIOSCIENCE, INC.

     Cypress Bioscience, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:    The name of the Corporation is Cypress Bioscience, Inc.

     SECOND:   The date on which the Corporation's Amended and Restated
Certificate of Incorporation was filed with the Delaware Secretary of State is April 18, 1996.

     THIRD:    The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000, 60,000,000 of which shall be shares of one class of Common Stock, par value $.02 per share, and 15,000,000 of which shall be shares of Preferred Stock, $.02 par value per share ("Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each nine (9) shares of the Corporation's Common Stock, par value $.02 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.02 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

     FOURTH:   This Certificate of Amendment of Amended and Restated Certificate
of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was ______ shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Cypress Bioscience, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of ___________, 2001.

                                             CYPRESS BIOSCIENCE, INC.


                                             __________________________________
                                             Jay D. Kranzler, M.D., Ph.D.
                                             Chief Executive Officer

                                 APPENDIX A-6

                           CERTIFICATE OF AMENDMENT
                            OF AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                          OF CYPRESS BIOSCIENCE, INC.

     Cypress Bioscience, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:    The name of the Corporation is Cypress Bioscience, Inc.

     SECOND:   The date on which the Corporation's Amended and Restated
Certificate of Incorporation was filed with the Delaware Secretary of State is April 18, 1996.

     THIRD:    The Board of Directors of the Corporation, acting in accordance with the provision of Sections 141 and 242 of the General Corporation Law of the State of Delaware adopted resolutions to amend the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 75,000,000, 60,000,000 of which shall be shares of one class of Common Stock, par value $.02 per share, and 15,000,000 of which shall be shares of Preferred Stock, $.02 par value per share ("Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each ten (10) shares of the Corporation's Common Stock, par value $.02 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.02 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock entitled to receive cash for such holder's fractional share based upon the closing sales price of the Corporation's Common Stock as reported on The Nasdaq SmallCap Market as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

     FOURTH:   This Certificate of Amendment of Amended and Restated Certificate
of Incorporation was submitted to the stockholders of the Corporation and was duly approved by the required vote of stockholders of the Corporation in accordance with Sections 222 and 242 of the Delaware General Corporation Law. The total number of outstanding shares entitled to vote or consent to this Amendment was ______ shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment of Amended and Restated Certificate of Incorporation. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

     IN WITNESS WHEREOF, Cypress Bioscience, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of ___________, 2001.

                                             CYPRESS BIOSCIENCE, INC.


                                             _________________________________
                                             Jay D. Kranzler, M.D., Ph.D.
                                             Chief Executive Officer

                           CYPRESS BIOSCIENCE, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 28, 2001

     The undersigned hereby appoints Jay D. Kranzler, as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of Cypress Bioscience, Inc. (the "Company") which the undersigned may be entitled to vote at the 2001 Special Meeting of Stockholders of Cypress Bioscience, Inc. to be held on February 28, 2001 at 9:00 a.m. local time at the Company's office located at 4350 Executive Drive, Suite 325, San Diego, California 92121, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     Unless a contrary direction is indicated, this proxy will be voted FOR proposals 1 and 2, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

Management recommends a vote for Proposal 1.

Proposal 1:   To approve a series of amendments to the Company's Amended and
              Restated Certificate of Incorporation, as amended, to effect, at any time prior to the 2002 Annual Meeting of Stockholders, a reverse stock split of the Company's Common Stock whereby each outstanding 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of Common Stock, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Section 242(c) of the Delaware General Corporation
              Law, to be determined by the Board of Directors.

              [_]   For       [_]   Against        [_]   Abstain


                  (Continued and to be signed on other side)

                          (Continued from other side)

Management recommends a vote for Proposal 2.

Proposal 2:   To approve an amendment to the 2000 Equity Incentive Plan, as amended (the "Plan"), to approve a provision whereby the total number of shares reserved for issuance under the Plan and the 1996
              Equity Incentive Plan, in the aggregate, is increased quarterly such that the number equals 21.1% of the number of shares of the Company's Common Stock issued and outstanding and to increase the number of shares that may be issued to any employee in a calendar year to 2,500,000 shares.

              [_]   For       [_]   Against        [_]   Abstain


Dated:_______________, 2001         ___________________________________________

                                    ___________________________________________
                                                  SIGNATURE(S)

                                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                       2